Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Merck & Co., Inc. of our report dated February 26, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Merck & Co., Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 14, 2024